Exhibit 10.38
                              AMENDED & RESTATED
                             EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, amends and restates the Employment Agreement by and between Thermo Electron Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Mr. Richard F. Syron (the "Executive"), which was effective as of June 1, 1999. The effective date of this Amended and Restated Employment Agreement (the "Agreement") is July 11, 2000 (the "Amendment Date").

                                W I T N E S S E T H

      WHEREAS, the Executive has served the Company as its President and Chief Executive Officer pursuant to an employment agreement by and between Executive and the Company, effective as of June 1, 1999 (the "Original Agreement");

      WHEREAS, the Company and the Executive desire to amend and restate the terms by which Executive shall remain employed by the Company in accordance with the terms set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

      1.    Definitions.

            (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

            (b) "Base Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

            (c) "Board" shall mean the Board of Directors of the Company.

            (d) "Cause" shall mean:

                  (i) the Executive commits a felony or any crime involving moral turpitude; or

                  (ii) in carrying out his duties, the Executive engages in conduct that constitutes gross neglect or gross misconduct or any material violation of this Agreement or any material violation of applicable Company rule or policy, the violation of which amounts to gross neglect or gross misconduct.

            (e) A "Change in Control" shall mean an event or occurrence set forth in Section 1.1 of the Executive Retention Agreement by and between the Executive and the Company dated as of June 1, 1999 (the "Executive Retention Agreement"), attached hereto and incorporated herein as Exhibit A.

            (f) "Constructive Termination Without Cause" shall have the same meaning and effect as a termination with "Good Reason" (defined in Section 1(j)).

            (g) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

            (h) "Effective Date" shall mean the effective date of the Original Agreement, June 1, 1999.

            (i) "Exercise Period" shall mean the period in which options granted under Section 6 remain exercisable.

            (j) "Good Reason" or "Constructive Termination Without Cause" shall mean termination by the Executive of his employment, after written notice to the Company within 30 days following the occurrence of any of the following events without his consent:

                  (i) a reduction in the Executive's then current Base Salary or reference bonus opportunity;

                  (ii) the removal of Executive from his position as Chairman of the Board or removal from any position described in Section 3 of this Agreement, unless such action is contemplated by Section 3;

                  (iii) a material diminution in the Executive's duties or responsibilities not directly related to the transfer of responsibilities contemplated in Section 3(b);

                  (iv) a change in the reporting structure so that the Executive reports to any other person or entity other than the Board;

                  (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or

                  (vi) the material breach of this Agreement by the Company.

            Following written notice from the Executive, as described above, the Company shall have 15 days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 16th day following the written notice.

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

            (k) "Stock" shall mean the common stock of the Company.

            (l) "Termination Date" shall mean in the case of either a voluntary or involuntary termination, the last day upon which Executive works. In the event of the Executive's death, the Termination Date is the date of death. In the case of a Disability, the Termination Date is the date upon which the Executive receives written notice from the Board that it has deemed him to have a Disability, but in no event before the Executive is determined to be disabled (as the term is defined in Section 1(g)).

      2. Term of Employment, Effect on Prior Agreements.

            (a) The Term of Employment ("Term" or "Term of Employment") under this Agreement shall extend until the third anniversary of the Amendment Date. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 10.

            (b) Effect on Prior Agreements. It is specifically acknowledged, understood and agreed by the Parties that this Agreement amends and restates the Original Agreement, as of the Amendment Date. The Executive Retention Agreement shall remain in effect in accordance with its terms.

      3.    Position, Duties and Responsibilities.

            (a) During the Term of Employment, Executive shall remain employed as the Chief Executive Officer ("CEO") of the Company and as Chairman of the Board, except as provided in Section 3(b).

            (b) It is understood and agreed that the Board may, in its discretion, appoint the Company's chief operating officer (the "Designee") to assume the duties of CEO on or before the 30th month following the Amendment Date, the effective date of such appointment to be no later than six (6) months following the date of the Board's action. Upon the effective date of such appointment, the Executive shall relinquish the title and responsibilities of CEO and transfer such title and responsibilities to the Designee in accordance with the Board's appointment. Thereafter, Executive shall continue to act as the Company's Chairman of the Board under the terms and provisions of this Agreement. Notwithstanding the Designee's appointment as CEO of the Company, it is specifically understood and agreed that following such appointment the Company's financial and legal functions shall continue for a period of twelve
(12) months to report directly to the Executive, unless Executive specifically agrees to transfer such direct line reporting responsibility to the Designee at some earlier date. If for any reason the appointment of the Designee as the CEO does not occur in accordance with this Section 3(b), then the provisions of
Section 3(a) shall remain operative during the Term.

            (c) The Executive, in carrying out his duties under this Agreement, shall report directly to the Board.

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

            (d) In the event of a termination of employment of the Executive during the Term for any reason, the Executive shall immediately resign as a member of the Board of the Company and each of its subsidiaries. Upon the expiration of the Term, the Executive shall not be required to resign as a member of the Board of the Company unless the Company has offered Executive terms of employment no less favorable to Executive than the financial terms contained in this Agreement for the period remaining in Executive's term of office as a Director and Executive has not accepted such offer, in which event Executive shall immediately resign as a member of the Board of the Company.

            (e) Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case (which approval has been given as to the boards listed in Exhibit B attached), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(e) do not materially interfere with the proper performance of his duties and responsibilities hereunder.

            (f) The parties agree that upon the appointment of the Designee as CEO, Executive and the Company will negotiate and enter into a new employment agreement, and the terms of this Agreement with respect to compensation, the granting of new stock options and benefits will no longer be controlling. It is specifically agreed that (i) the terms of such subsequent agreement shall be no less favorable to Executive than the terms contained in this Agreement (ii) and that the term of employment under such new employment agreement shall continue through the fourth anniversary of the Amendment Date.

      4. Base Salary. The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $800,000, which will be increased every twelve to eighteen months in the discretion of the Board.

      5. Annual Cash Incentive Award. During the Term of Employment, the Executive shall participate in the annual cash incentive award program of the Company. Under such program, the Executive shall have a reference bonus each calendar year equal to $500,000, prorated for partial years. The actual bonus paid will be a multiple of the reference bonus (from zero to two times the reference bonus). The actual multiple will reflect a variety of subjective and objective factors, as determined by the Board. The Executive shall be paid his annual cash incentive award no later than other senior executives are paid their annual cash incentive awards. For the years 1999, 2000 and 2001, the Executive shall have a minimum guaranteed bonus of $145,833.32 for calendar year 1999, $250,000 for calendar year 2000, and $104,166.68 for the first five months of calendar year 2001 (the "Minimum Guaranteed Bonus" amounts).

      6. Restricted Stock and Stock Option Awards. Executive shall receive restricted stock and stock option awards under this Agreement as follows:

            (a) Initial Restricted Stock Awards. On the Effective Date, and on each anniversary of the Effective Date upon which Executive remains employed by the Company, the Company granted or shall grant the Executive an award of a


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

number of shares of Stock (the "Initial Restricted Stock") having a market value equal to $200,000 based on the average of the closing prices per share of Stock on the New York Stock Exchange for the five business days preceding and including the corresponding grant date, substantially in accordance with the terms set forth in Exhibit C to this Agreement, except that vesting will occur on the third anniversary of each grant date.

            (b) Initial Stock Option Award. On the Effective Date, the Company granted the Executive a 7-year non-qualified stock option award, substantially in the form attached to this Agreement as Exhibit D, as modified by the terms of this Agreement, to purchase 1,000,000 shares of Stock, (the "Initial Stock Option") with transfer restrictions lapsing on the first three anniversaries of the date of grant (333,333 on June 1, 2000 and 2001 and 333,334 on June 1, 2002)
 . The exercise price of the Initial Stock Option shall be the average of the closing prices of the Stock on the New York Stock Exchange for the five business days preceding and including June 1, 1999.

            (c) Subsequent Restricted Stock Awards. On June 30, 2000 (the "Grant Date"), the Company granted the Executive an award of twenty-five (25,000) shares of Stock (the "Subsequent Restricted Stock") subject to a transfer restriction which will lapse while Executive remains employed by the Company annually ratably over the three (3) year period beginning with the first anniversary of the Grant Date. The Subsequent Restricted Stock will be granted in accordance with the terms and conditions of the Company's Equity Incentive Plan (the "Plan"). The Company and the Executive have executed a restricted stock agreement substantially in accordance with the terms set forth in Exhibit E.

            (d)   Subsequent and Performance Stock Option Awards.

                  (i) On the Grant Date, the Company granted to Executive a stock option to purchase three hundred thousand (300,000) shares of Stock, the exercise price of which was the average of the closing prices of the Stock on the New York Stock Exchange for the five business days preceding and including the Grant Date (the "Subsequent Stock Option"). The Subsequent Stock Option was granted in accordance with the terms and conditions of the Plan. The Company and the Executive have executed a stock option agreement substantially in accordance with the terms set forth in Exhibit F. The shares of Stock issuable upon exercise of the Subsequent Stock Option will be subject to a repurchase right in the Company which will lapse while Executive remains employed by the Company ratably on the first three anniversary dates of the Grant Date. The Subsequent Stock Option shall be exercisable for a period of seven (7) years from the Grant Date. The Company shall use its best efforts to adjust the Subsequent Stock Option to reflect the distribution to shareholders of shares of Thermo Fibertek Inc. and Thermo Biomedical, Inc., in accordance with the Emerging Issues Task Force, Issue 90-9: Changes to Fixed Employee Stock Option Plans as a Result of a Restructuring, Example 3, Situation 1, as the same may be in force and effect on the date of such distributions.

                  (ii) Conditioned upon his continued employment and the Executive achieving financial and strategic performance objectives established by the Board and the Executive, the Company shall grant to Executive additional stock options to purchase two hundred and sixty thousand (260,000) shares of


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

Stock on each of the first, second and third anniversaries of the Amendment Date (the "Performance Stock Options"). The exercise price of the Performance Stock Options shall be the average of the closing prices of the Stock on the New York Stock Exchange for the five business days preceding and including the date of each grant. The Performance Stock Options will be granted in accordance with the terms and conditions of the Plan. Each grant will be evidenced by the Company's then standard employee stock option agreement, which shall be executed by the Executive and the Company. Each Performance Stock Option shall vest while the Executive remains employed by the Company ratably on the first three anniversary dates of each grant date, and shall be exercisable for a period of seven (7) years from the date each is granted.

            (e) Change in Control. If a Change in Control occurs during the Term, then, effective upon the Change in Control, (i) each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Agreement, shall become fully vested, immediately exercisable in full and will no longer be subject to a right of repurchase by the Company and (ii) each outstanding restricted stock award held by the Executive, whether or not issued under this Agreement, shall be deemed to be fully vested.

      7. Employee Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. In no way limiting the foregoing, during the Term the Company will maintain, at its cost, term life insurance on the life of the Executive for the benefit of his beneficiaries with a face amount equal to three million dollars ($3,000,000.). The Executive shall be entitled to four weeks paid vacation per year of employment.

      8. Perquisites. During the Term of Employment, the Executive shall be entitled to participate in all of the Company's executive perquisites in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives, including without limitation, the Company's automobile reimbursement arrangement.

      9. Reimbursement of Business and Other Expenses. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement including, without limitation, reasonable legal fees incurred in the negotiation and preparation of this Agreement, and the Company shall promptly reimburse him for such expenses, subject to documentation in accordance with the Company's policy.

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

      10. Termination of Employment During the Term.

            (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                  (i) the sum of (1) the Executive's base salary through the Termination Date, (2) a pro-rata annual cash incentive award for the year in which the Executive's death occurs, based on the reference bonus for such year, but in no event less than the Minimum Guaranteed Bonus for the year of termination, payable when annual cash incentive awards are normally paid to other executives (the "Severance Bonus"); and (3) the amount of any cash compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay through the Termination Date, in each case to the extent not previously paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                  (ii) all stock options (to the extent previously granted under this Agreement or any other agreement), including previously exercised stock options, shall become fully vested and no longer subject to a right of repurchase by the Company; all options shall remain exercisable until two years from the Termination Date (but in no event beyond the end of each such option's Exercise Period); and

                  (iii) the transfer restrictions on all restricted stock granted to Executive under this Agreement or any other agreement shall lapse.

            (b) Termination Due to Disability. In the event that the Executive's employment is terminated by either party due to his Disability, he shall be entitled to the following benefits:

                  (i) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company;

                  (ii) Base salary through the end of the LTD elimination period;

                  (iii) the sum of (1) the Severance Bonus; and (2) the amount of any cash compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay through the Termination Date, in each case to the extent not previously paid;

                  (iv) All stock options (to the extent previously granted under this Agreement or any other agreement), including previously exercised stock options, shall become fully vested and no longer subject to a right of repurchase by the Company; all options shall remain exercisable until two years from the Termination Date (but in no event beyond the end of each such option's Exercise Period);

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

                  (v) the transfer restrictions on all restricted stock granted to Executive under this Agreement or any other agreement shall lapse; and

                  (vi) the Executive shall be entitled to continued participation at Company expense in all medical and dental insurance coverage in which he was participating on the date of his termination until the earlier of
(x) 18 months following the date of termination and (y) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

      In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 24 below, and until Executive is determined to be disabled as defined in Section 1(f).

            (c) Termination by the Company for Cause. In the event the Company terminates the Executive's employment for Cause:

                  (i) he shall be entitled to a payment of base salary and accrued vacation pay through the Termination Date;

                  (ii) no further lapsing of the Company's repurchase right, and no further vesting, shall occur and Executive shall have 90 days to exercise all vested and outstanding options (but in no event beyond the end of each such option's Exercise Period); and

                  (iii) all restricted stock granted to Executive as to which transfer restrictions have not lapsed shall be forfeited.

            (d) Termination without Cause, or for Good Reason. In the event the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason (but not in any event as a result of Disability, death, or as the result of a termination with Cause or without Good Reason), the Executive shall be entitled to the following:

                  (i) the Company shall pay to the Executive in equal monthly installments, over the period specified below, beginning 30 days after the Termination Date the aggregate of the following amounts:

                        (A)   the sum of the Accrued Obligations; and

                        (B)   the    Termination     Payment    Amount.    The
Termination Payment Amount shall be determined as follows:


------------------------------------------------------------------------------------------------
Year Termination              Termination Payment Amount                        Payout Period
Pursuant to This
Section10(d) Occurs
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

Prior to July 11, 2001        An   amount   equal  to  three  (3)  times        36 months
                             (Executive's then current base salary +
                             $200,000)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

On  or  after   July  11,     An   amount   equal   to  two  (2)   times        24 months
2001  but  prior  to July     (Executive's  then  current  base salary +
11, 2002                      $200,000)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

On or after July 11,          An amount equal to  Executive's  then             12 months
2002                          current base salary + $200,000
------------------------------------------------------------------------------------------------


                  (ii) for three years after the Termination Date, or such longer period as may be provided by the term of the appropriate plan, program, practice or policy, the Company shall continue to provide medical and dental benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable medical and dental benefit plans in effect on the Termination Date and in which Executive participated as of such date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical and dental benefits from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

                  (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                  (v) transfer restrictions shall lapse on all restricted stock and the stock options (to the extent previously granted under this Agreement or under the terms of any other agreement), including previously exercised stock options, shall be fully vested and no longer subject to a right of repurchase by the Company; and shall remain exercisable until two years from the Termination Date (but in no event beyond the end of each such option's Exercise Period); and

                  (vi) the restrictions on the restricted stock granted pursuant to this Agreement or any other agreement shall lapse.

            (e) Voluntary Termination. A termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or Good Reason, shall have the same consequences as provided in
Section 10(c) for a termination for Cause. A voluntary termination under this
Section 10(e) shall be effective upon 30 days prior written notice to the Company.

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

            (f)   Taxes.

                  (i) In the event that the Company undergoes a "Change in Ownership or Control" (as defined below), and thereafter, the Executive becomes eligible to receive "Contingent Compensation Payments" (as defined below) the Company shall, as soon as administratively feasible after the Executive becomes so eligible determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (A) which of the payments or benefits due to the Executive following such Change in Ownership or Control constitute Contingent Compensation Payments, (B) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by the Executive with respect to such Contingent Compensation Payment and (C) the amount of the "Gross-Up Payment" (as defined below) due to the Executive with respect to such Contingent Compensation Payment. Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either (1) that he agrees with the Company's determination pursuant to the preceding sentence or (2) that he disagrees with such determination, in which case he shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Executive with respect to such Contingent Compensation Payment. If the Executive states in the Executive Response that he agrees with the Company's determination, the Company shall make the Gross-Up Payment to the Executive within three business days following delivery to the Company of the Executive Response. If the Executive states in the Executive Response that he disagrees with the Company's determination, then, for a period of 15 days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute. If such dispute is not resolved within such 15-day period, such dispute shall be settled by arbitration in accordance with Section 13 below. The Company shall, within three business days following delivery to the Company of the Executive Response, make to the Executive those Gross-Up Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made. The balance of the Gross-Up Payments shall be made within three business days following the resolution of such dispute. The amount of any payments to be made to the Executive following the resolution of such dispute shall be increased by the amount of the accrued interest thereon computed at the prime rate announced from time to time by The Wall Street Journal compounded monthly from the date that such payments originally were due. In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final.

                  (ii) For purposes of this Section 10(f), the following terms shall have the following respective meanings:

                        (A) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

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

                        (B) "Contingent Compensation Payment" shall mean any payment (or benefit) in the nature of compensation that is made or supplied to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.
                        (C) "Gross-Up Payment" shall mean an amount equal to the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income taxes and all applicable withholding taxes) attributable to the receipt of such Gross-Up Payment. For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

            (g) Outplacement Services. In the event the Executive's employment terminates in accordance with Section 10(d), the Company shall provide outplacement services through one or more outside firms of the Executive's choosing up to an aggregate of $50,000, with such services to extend until the earlier of (i) 12 months following the termination of Executive's employment or
(ii) the date the Executive secures full time employment.

            (h) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

            (i) No Mitigation; No Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided in this Section 10 by seeking other employment otherwise. Further, except as provided in Sections 10(b) (vi) and 10 (d) (ii), the amount of any payment or benefits provided for in this Section 10 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer or be offset by any amount claimed to be owed by the Executive to the Company.

      11. Termination of Employment Upon Expiration of the Term.

            (a)   Upon the expiration of the Term,

            (i) the Company shall pay to Executive in equal monthly installments, for a twelve-month period, beginning 30 days after the expiration of the Term, an amount equal to the sum of the (x) Accrued Obligations and (y) Executive's current base salary as in effect on the expiration of the Term plus $200,000;

            (ii) for twelve months after the Termination Date, or such longer period as may be provided by the term of the appropriate plan, program, practice or policy, the Company shall continue to provide medical and dental benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable medical and dental benefit plans in effect on the Termination Date and in which Executive participated as of such date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical and dental benefits from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

            (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any Other Benefits; and

            (iv) no further lapsing of the Company's repurchase rights, and no further vesting, shall occur and Executive shall have two years from the expiration of the Term to exercise all vested and outstanding options (but in no event beyond the end of each such option's Exercise Period); and

            (v) all restricted stock granted to Executive as to which transfer restrictions have not lapsed shall be forfeited.

            (b) Notwithstanding the foregoing, Sections 11(a)(iv) and (v) shall not apply for so long as Executive shall remain a member of the Board of the Company pursuant to Section 3(d) of this Agreement.

      12. Confidentiality & Assignment of Inventions.

            (a) Executive shall abide by his previously executed confidentiality and assignment of inventions agreement, set forth in Exhibit G, attached and incorporated herein.

            (b) Upon the termination of the Executive's employment, the Executive (or in the event of his death, the Executive's personal representative) shall promptly surrender to the Company the original and all copies of any materials containing confidential information of the Company which are then in the Executive's possession or control, provided, however, the Executive shall not be required to surrender his rolodexes, personal diaries and other items of a personal nature.

      13.   Noncompetition; Nonsolicitation.

            (a) The Executive acknowledges (i) that in the course of his employment with the Company he will become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its Affiliates, customers, and clients and (ii) that his services will be of special, unique and extraordinary value to the Company.

            (b) The Executive agrees that during the Term of Employment and for a period of one year following his termination of employment (the
"Noncompetition Period") he shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a


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

partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged (collectively, ("Restricted Activity")), in any Competitive Activity. A Competitive Activity shall mean a business that (i) is being conducted by the Company or any Affiliate at the time in question and (ii) was being conducted, or was under active consideration to be conducted, by the Company or any Affiliate, at the date of the termination of the Executive's employment, provided that Competitive Activity shall not include a business of the Company contributing less than 1% of the Company's revenues for the year in question and provided further that an activity shall not be deemed to be a Competitive Activity if the activity contributes less than 1% of the revenues for the year in question of the business by which the Executive is employed or with which he is otherwise associated; and provided further that it is agreed and understood that the prohibitions provided for in this Section 13(b) shall not restrict Executive from engaging in Restricted Activity for any subsidiary, division or affiliate or unit of a company (collectively a "Related Entity") if that Related Entity is not engaged in Competitive Activity, irrespective of whether some other Related Entity of that company engages in what would otherwise be considered to be Competitive Activity (as long as Executive does not engage in Restricted Activity for such other Related Entity).

            (c) The Executive further agrees that during the Noncompetition Period he shall not (i) in any manner, directly or indirectly, hire or cause to be hired any employee of or advisor or consultant to the Company or any of its Affiliates any purpose or in any capacity whatsoever, or (ii) in connection with any business to which Section 13(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its Affiliates; provided, however, that the restriction contained in clause (i) of this Section 13(c) shall not apply to, or interfere with, the proper performance by the Executive of his duties and responsibilities under Section 3 of this Agreement.

            (d) Nothing in this Section 13 shall prohibit the Executive from being a passive owner of not more than one percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

            (e) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

      14. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Boston, Massachusetts, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the mediation, arbitration or litigation including, without limitation, reasonable attorneys' fees of both parties, shall be borne by the Company. Pending the resolution of the dispute, the Company shall continue payment of all amounts due and provisions of all benefits to which Executive is entitled, which amounts shall be subject to repayment to the Company if the Company prevails.

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

      15. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Nothing in this paragraph is intended to prevent the parties from raising any and all defenses with respect to the necessity for, and scope of, such injunctive or equitable relief.

      16.   Indemnification.

            (a) The Executive shall continue to be indemnified under the amended and restated Indemnification Agreement, dated as of October 13, 1999, a copy of which is attached as Exhibit H, in accordance with the terms of such agreement.

            (b) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other senior executives.

            (c) The Company acknowledges the possibility that the Executive may lose significant benefits at his current employer because of his entering into the Original Agreement and this Agreement. In the event his current employer refuses to pay any such benefit, the Executive agrees to use his best efforts to obtain the benefit, including possible arbitration proceedings, if necessary. The Company will fully indemnify the Executive for all his expenses, including legal fees, incurred in attempting to obtain such benefits. If the Executive is not able to obtain the benefit before June 1, 2000, the Company will indemnify the Executive by paying an amount equal to the value of the benefit forfeited, but in no event more than $1.5 million.

      17. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive). and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

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

      18.   Representations.

            (a) The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

            (b) Executive hereby represent and warrants that he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Executive further represents and warrants that Executive's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to Executive's employment with the Company. Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. Executive will not hereafter grant anyone any rights inconsistent with the terms of this Agreement.

      19. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. This is an integrated document.

      20. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

      21. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

      22. Survivorship. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

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

      23. References. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

      24. Governing Law/Jurisdiction. This Agreement shall be governed in accordance with the laws of Massachusetts without reference to principles of conflict of laws.

      25. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

      If to the Company:            Thermo Electron Corporation
                                    81 Wyman Street
                                    Waltham, MA 02254
                                    Attention:   Vice  President  and  General
                                    Counsel

                                    Copy: Chairman, Human Resources
                                    Committee of the Board of Directors

      If to the Executive:          Richard F. Syron
                                    c/o Thermo Electron Corporation
                                    81 Wyman Street
                                    Waltham, MA 02254


      26. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      27. Counterparts. This Agreement may be executed in two or more counterparts.


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



      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                             THERMO ELECTRON CORPORATION



                                                  By: /s/ Frank Jungers
                                                  ----------------------------
                                                  Frank Jungers
                                                  Chairman of the Human
                                                  Resources Committee of the
                                                  Board of Directors


                                                  /s/ Richard F. Syron
                                                  ----------------------------
                                                  Richard F. Syron


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